EXHIBIT 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of July 29, 2025, is entered into by and between BioCorRx Inc., a Nevada corporation, (the “Company”) and the investors listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

WHEREAS, the Company desires to issue and sell to and each Purchaser desires to purchase from the Company: (i) the number of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) set forth opposite each Purchaser’s name on Exhibit A in the columns titled “Shares” and (ii) a warrant to purchase the number of shares of Common Stock set forth opposite each Purchaser’s name on Exhibit A with an exercise price of $0.35 per share in the columns titled “Warrant Shares,” subject to adjustment therein, and expiration date on the fifth anniversary of the date of issuance (each a “Warrant” and together the “Warrants”) in connection with the First Tranche or the Second Tranche (as applicable), and in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”). The securities shall be sold in equal tranches for a total offering of two million (2,000,000) shares of Common Stock and warrants to purchase two million (2,000,000) shares of Common Stock. The Shares and Warrants shall be offered in two tranches, referred to herein as the “First Tranche” and the “Second Tranche.”

NOW THEREFORE, the Company and Purchaser hereby agree as follows:

1. Sale. On the applicable Closing Date (as defined below), the Company shall issue and sell to each Purchaser and each Purchaser shall purchase from the Company the (i) the Shares and (ii) the Warrants (collectively, the “Securities”).

1.1.

Form of Payment. On the Closing Date, (i) each Purchaser shall pay the purchase price for the securities by wire transfer to the Company’s designated account and (ii) the Company shall deliver, or have its transfer agent deliver, as the case may be, the Securities, to such Purchaser within 5 business days of Closing Date. Each date that a Purchaser makes a payment is referred to herein as the “Closing Date.”

1.2.	Purchase Price. The purchase price for each of the Shares shall be thirty-five cents ($0.35). The Purchase Price shall be paid to the Company on each Closing Date.

1.3.

Closing Date. The initial purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures on the date of this Agreement (the “Initial Closing”). On each Closing Date for the First Tranche, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Purchaser agrees to purchase, (i) the number of shares of Common Stock set forth opposite each Purchaser’s name on Exhibit A, under the heading “First Tranche” and in the column “Shares,” and (ii) a Warrant in substantially the form attached hereto as Exhibit B to purchase the number of shares of Common Stock set forth opposite each Purchaser’s name on Exhibit A, under the heading “First Tranche” and in the column “Warrant Shares.” Each Purchaser, in its sole discretion, may purchase, on the Closing Date of the Second Tranche, an additional (i) number of shares of Common Stock set forth opposite each Purchaser’s name on Exhibit A, under the heading “Second Tranche” and in the column “Shares,” and (ii) Warrant to purchase the number of shares of Common Stock set forth opposite each Purchaser’s name on Exhibit A, under the heading “Second Tranche” and in the column “Warrant Shares,” pursuant to the terms and conditions herein contained and not later than sixty (60) days following the date of the closing of the First Tranche. Each closing of the transactions contemplated by this Agreement (the “Closing”) shall occur remotely via the exchange of documents and signatures.

1.4.

Business Day. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

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2. Representations and Warranties; Governing Law; Miscellaneous.

2.1 Company Representations.

(a) The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the state of Nevada and has full corporate power and authority to (a) enter into this Agreement and Warrants to which the Company is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby and (b) own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. The execution and delivery by the Company of this Agreement and the Warrant, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution, and delivery by the Purchasers) this Agreement constitutes a legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms. When each Warrant has been duly executed and delivered by the Company, such Warrant will constitute a legal and binding obligation of the Company enforceable against it in accordance with its terms.

(b) The authorized capital stock of the Company as of immediately prior to the Initial Closing, after giving effect to the transactions contemplated by this Agreement consists of (i) 750,000,000 shares of Common Stock, of which (A) 17,864,397 shares are issued and outstanding, (B) 24,871,289 shares are issued and outstanding on a fully-diluted, as converted and as exercised basis, (C) 240,000 shares are reserved for issuance upon conversion of the Preferred Stock (as defined below), (D) 1,535,557 shares are reserved for issuance upon exercise of outstanding stock options issued pursuant to the 2016 Equity Incentive Plan, 2018 Equity Incentive Plan and 2022 Equity Incentive Plan, and (E) 5,231,335 are reserved for the exercise of warrants and conversion of indebtedness or other convertible securities of the Company and (ii) 600,000 shares of the preferred stock of the Company, par value $0.001 per share (the “Preferred Stock”), of which (A) 80,000 shares have been designated “Series A Preferred Stock” and (B) 160,000 have been designated “Series B Preferred Stock.”

(c) As of immediately following the Initial Closing after giving effect to the transactions contemplated by this Agreement, (i) all of the issued and outstanding shares of capital stock of the Company will have been duly authorized, validly issued, fully paid, and non-assessable, (ii) all of the issued and outstanding shares of capital stock of the Company will have been issued in compliance with all applicable federal and state securities Laws, (iii) none of the issued and outstanding shares of capital stock of the Company will have been issued in violation of any agreement, arrangement, or commitment to which the Company is a party or is subject to or in violation of any preemptive or similar rights of any Person. “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

(d) The Company does not, directly or indirectly, own, control, or have any interest in any shares or other ownership interest in any other Person.

(e) The execution, delivery, and performance by the Company of this Agreement and the Warrant, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws, or other organizational documents of the Company; (b) conflict with or result in a violation or breach of any provision of any law or governmental order applicable to the Company; (c) require the consent or waiver of, notice to, or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel any contract to which the Company is a party or by which the Company is bound or to which any of its properties and assets are subject or any permit affecting the properties, assets, or business of the Company; or (d) result in the creation or imposition of any encumbrance on any properties or assets of the Company. No consent, approval, permit, governmental order, declaration or filing with, or notice to, any governmental authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the Warrant and the consummation of the transactions contemplated hereby and thereby.

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(f) The Company has good and valid (and, in the case of owned real property, good and marketable fee simple) title to, or a valid leasehold interest in, all real property, tangible personal property, and other assets, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice. All such properties and assets (including leasehold interests) are free and clear of any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

(g) Except as set forth on Schedule 2.1(g), there are no actions pending or, to the Company’s knowledge, threatened against or by the Company affecting any of its properties or assets (or by or against the Company relating to the Company) (an “Action”). No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(h) There are no outstanding governmental orders and no unsatisfied judgments, penalties, or awards against or affecting the Company or any of its properties or assets.

(i) The Company has complied, and is now complying, with all laws applicable to it or its business, properties, or assets. All permits required for the Company to conduct its business have been obtained by it and are valid and in full force and effect.

(j) The Company has timely filed all tax returns that it was required to file. All such tax returns were complete and correct in all respects. All taxes due and owing by the Company (whether or not shown on any tax return) have been timely paid. The Company has withheld and paid each tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder, or other party, and complied with all information reporting and backup withholding provisions of applicable law. The Company is not a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority.

2.2 Purchasers’ Investment Representations. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that:

(a) Purchaser understands that the Securities are not registered under the 1933 Act, on the basis that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to Section 4(a)(2) thereof and / or Rule 506 promulgated thereunder, and that the Company’s reliance on such exemption is predicated on Purchaser’s representations set forth herein. Purchaser realizes that the basis for the exemption may not be present if, notwithstanding such representations, Purchaser has in mind merely acquiring shares of the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Purchaser does not have any such intention.

(b) Purchaser understands that the Securities may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the 1933 Act, the Stock must be held indefinitely. In particular, Purchaser is aware that the Securities may not be sold pursuant to Rule 144 or Rule 701 promulgated under the 1933 Act unless all of the conditions of the applicable Rules are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company. Purchaser represents that, in the absence of an effective registration statement covering the Securities, it will sell, transfer, or otherwise dispose of the Securities only in a manner consistent with its representations set forth herein.

(c) Purchaser represents and warrants to the Company that it is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect and, for the purpose of Section 25102(f) of the California Corporations Code, he or she is excluded from the count of “purchasers” pursuant to Rule 260.102.13 thereunder.

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2.3 Due Diligence Period. The Purchasers require a due diligence period of no more than sixty (60) days, beginning on the date of the Initial Closing, before releasing the Second Tranche of the investment. The Company shall cooperate and use commercially reasonable best efforts to respond to all reasonable requests of the Purchasers for information necessary to verify the accuracy of the representations and warranties in Section 2.1 and any other information reasonably necessary to make an informed investment decision with respect to the Second Tranche. The due diligence period may be extended if mutually agreed to in writing by the parties.

2.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any Action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in Reno, Nevada. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any Action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, Action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

2.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

2.6 Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

2.7 Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

2.8 Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the then-outstanding Shares issued and sold pursuant to this Agreement as of the date of the instrument in writing; provided, however, that any provision of this Agreement may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing or anything herein to the contrary, no amendment, termination or waiver of any provision of this Agreement effected without the consent of a Purchaser shall be effective against such Purchaser unless such amendment, termination, or waiver applies to all Purchasers in the same fashion. The Company shall give prompt written notice of any amendment, modification, termination, or waiver hereunder to any party that did not consent in writing thereto; provided that the failure to provide such notice shall not invalidate any amendment, termination or waiver hereunder. Any amendment or waiver effected in accordance with this Section 2.8 shall be binding upon the Purchasers and each transferee of the Shares, each future holder of all such securities, and the Company.

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2.9 Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

2.9.1 the date delivered, if delivered by personal delivery as against written receipt therefor or by e-mail to an executive officer, or by confirmed facsimile,

2.9.2 the fifth Business Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

2.9.3 the third Business Day after mailing by domestic or international express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to the Company, to:

BioCorRx Inc.

2390 E. Orangewood Ave., Ste 570

Anaheim, CA 92806

Attention: Lourdes Felix

E-mail:

If to Purchaser, to the address set forth on Exhibit A:

2.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Purchasers holding a majority of the then-outstanding Shares, which consent may be withheld at the sole discretion of the Purchasers; provided, however, that in the case of a merger, sale of substantially all of the Company’s assets or other corporate reorganization, the Purchasers shall not unreasonably withhold, condition or delay such consent. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by any Purchaser hereunder may be assigned by Purchaser to a third party, including its financing sources, in whole or in part.

2.11 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

2.12 Survival. The agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of any Purchaser. The Company agrees to indemnify and hold harmless each Purchaser and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

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2.13 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

2.14 Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that each Purchaser shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

2.15 Purchaser’s Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement on the Purchasers are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that the Purchasers may have, whether specifically granted in this Agreement, or existing at law, in equity, or by statute; and any and all such rights and remedies may be exercised from time to time and as often and in such order as any Purchaser may deem expedient.

2.16 Status of Purchaser as “Insider”. The Company shall provide the Company’s “Insider Trading Policy for Director/Executive Management” (as it may be amended from time to time, the “Policy”). Each Purchaser agrees that they, for themselves and their affiliates, will comply with the Policy’s requirements, including those restrictions regarding trading windows and material, nonpublic information, as if they were an “Insider” as defined in the Policy. This includes obligations to refrain from trading on material nonpublic information and to observe blackout periods, even though no Purchaser is subject to Section 16 of the Securities Exchange Act of 1934, as amended, solely by virtue of this agreement.

2.17 No Shorting. For so long as Investor holds any securities of Company, neither any Purchaser nor any of its Affiliates will engage in or effect, directly or indirectly, any short sale of the Common Stock.

2.18 Board Appointments and Purchaser Information Rights. Upon the closing of the Second Tranche, the Purchasers shall have the exclusive right to designate one (1) individual for appointment to the Company’s Board of Directors, and the Company shall take all necessary corporate actions to cause such individual to be appointed promptly following such closing. In addition, the Purchasers shall have the exclusive right to designate one (1) individual to serve as a non-voting observer to the Board of Directors, who shall be entitled to attend all meetings of the Board in a non-voting capacity and shall receive all notices and materials provided to the members of the Board, subject to customary confidentiality obligations. The parties agree to use commercially reasonable efforts to negotiate in good faith and execute a non-disclosure agreement (“NDA”) between the Company and each Purchaser regarding the information each Purchaser will be entitled to access concerning the Company’s business. Upon the execution of the NDA, the Company shall provide each Purchaser with (i) all notices, documents and information furnished to the Company’s directors (“Board Members”) whether at or in anticipation of a meeting, an action by written consents or otherwise, at the same time furnished to the Board Members, and (ii) upon such Purchaser’s written request, any information reasonably requested by such Purchaser to evaluate the financial condition, product development, or other matters related to the conduct of the Company’s business. The Company reserves the right to withhold any information, including information otherwise provided to the Board of Directors, from any Purchaser if the disclosure of such information to such Purchaser could reasonably be expected to (i) adversely affect the attorney-client privilege between the Company and its counsel, (ii) violate any applicable law or regulation, or (iii) result in a conflict of interests in connection with any potential or ongoing transaction or negotiation involving the Company and such Purchaser; provided, however, that any such exclusion shall apply only to such portion of the material that would be required to preserve such privilege, comply with applicable law, or mitigate such conflict, as applicable, and not to any other portion thereof.

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2.19 Right of Participation. For a period of four (4) years after the date of the Initial Closing, if the Company proposes to offer or sell any New Securities, the Company shall grant Purchaser the right to purchase its pro rata share of such New Securities being offered or sold (the “Pro Rata Right”). Pro rata share for purposes of this Pro Rata Right is the ratio of (x) the number of shares of Common Stock then held by Purchaser (assuming full conversion and/or exercise, as applicable, of all classes of stock other rights, options, warrants, or other securities convertible into Common Stock then held by Purchaser) to (y) the total Common Stock then outstanding (assuming full conversion and/or exercise, as applicable, of all classes of stock other rights, options, warrants, or other securities convertible into Common Stock then outstanding). “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities or debt instruments of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities. Each Purchasers shall have fifteen (15) days from the date such Purchaser was notified of the offering or sale of New Securities to provide written notice to the Company that it is electing to exercise its Pro Rata Right. Notwithstanding the foregoing, this Section 2.19 shall not apply in respect of an Exempt Issuance. “Exempt Issuance” means (i) the adoption of an equity incentive plan approved by the Company's independent directors, and the grant of awards or equity pursuant to any such equity incentive plan to officers, directors, employees or consultants of the Company, and the filing of a registration statement on Form S-8 relating thereto; (ii) the grant of awards or equity to officers, directors, employees or consultants of the Company, that are not pursuant to an equity incentive plan; and (iii) the issuance of securities pursuant to the conversion of exercise of common stock equivalents outstanding prior to the date of this Agreement.

2.20 Put Right.

(a) If, at any time after a Closing Date, the Company undertakes any action to withdraw their securities from registration under the Securities Exchange Act of 1934, as amended (a “Put Event”), each Purchaser will have the right to require the Company to purchase (a “Put Option”) all of Purchaser’s Shares and Warrant Shares held by such Purchaser as of the date of Put Event (the “Put Securities”) at a price per share equal to the applicable Put Price (defined below) as of the date of the Put Event, by delivery of a written notice (the “Put Notice”) to the Company within 180 days after the date of the Put Event (the “Put Period”), and the Company shall be required to purchase. “Put Price” means, with respect to any Put Securities, a per share price equal to the greater of (i) the closing sales price on the largest such national securities exchange on which the Put Securities are listed as of the date of the Put Event or (ii) $0.35.

(b) The closing of any purchase of Put Securities by the Company pursuant to this Section 2.20 shall take remotely, by electronic exchange of documents and signatures, within fifteen (15) days after the expiration of the relevant Put Period. At such closing, such Purchaser shall deliver to the Company all instruments representing, together with appropriate powers duly endorsed with respect to, the Put Securities, free and clear of all liens, encumbrances or other restrictions (other than pursuant to securities laws or this Agreement), against payment by the Company of the purchase price for the Put Securities in cash by delivery of a certified check payable to such Purchaser.

(c) If and to the extent any Purchaser does not deliver a Put Notice within the Put Period or if the purchase of all Put Securities does not occur at the scheduled closing date through the fault of such Purchaser, then such Purchaser’s Put Option will terminate.

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2.21 Piggyback Registration Rights. If the Company at any time determines to file a Registration Statement under the Securities Act to register the offer and sale, by the Company, of Common Stock (other than (x) on Form S-4 or Form S-8 under the 1933 Act or any successor forms thereto, (y) an at-the-market offering, or (z) a registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), the Company shall, as soon as reasonably practicable, give written notice to Purchaser of its intention to so register the offer and sale of Common Stock and, upon the written request, given within five (5) Business Days after delivery of any such notice by the Company, of Purchaser to include in such registration the Shares and Warrant Shares (which request shall specify the number of Shares and Warrant Shares proposed to be included in such registration), the Company shall cause all such Shares and Warrant Shares to be included in such Registration Statement on the same terms and conditions as the Common Stock otherwise being sold pursuant to such registered offering.

2.22 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Shares and any shares issued to any Purchaser pursuant to its exercise of the Warrant (“Warrant Shares”) to the public without registration, the Company agrees to use reasonable best efforts to:

(a) Make and keep public information regarding the Company available, as terms are understood and defined in Rule 144, at all times from and after the date hereof until the Shares and Warrant Shares have their restrictive legends removed.

(b) File with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the Securities Exchange Act of 1934 at all times from and after the date hereof until the Shares and Warrant Shares have their restrictive legends removed.

(c) So long as such Purchaser, together with its affiliates, owns any Securities, (i) unless otherwise available at no charge by access electronically to the SEC’s EDGAR filing system (or any successor system), furnish to such Purchaser forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing such Purchaser to sell any such securities without registration; and (ii) to the extent accurate, furnish to such Purchaser upon reasonable request a written statement of the Company that it has complied with the reporting requirements of Rule 144

(d) Provide opinion(s) of counsel as may be reasonably necessary in order for such Purchaser to avail itself of Rule 144 to allow such Purchaser to sell any Securities without registration, and remove, or cause to be removed, the notation of any restrictive legend on such Purchaser’s book-entry account maintained by the Company’s transfer agent, and bear all costs associated with the removal of such legend in the Company’s books.

2.23 Attorneys’ Fees and Cost of Collection. In the event of any Action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the prevailing party shall be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

THE COMPANY:

BioCorRx Inc.

By:	/s/ Lourdes Felix
Lourdes Felix Chief Executive Officer

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IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of the date first above written.

Purchaser:

___________________________________

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EXHIBIT A

SCHEDULE OF PURCHASERS

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EXHIBIT B

FORM OF WARRANT

(See Attached)

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